UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2011

PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21019	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices, including zip code)

(619) 596-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

$7.5M Purchase Agreement and Registration Rights Agreement

On December 14, 2011, Pure Bioscience, Inc. (the “Company”) entered into a purchase agreement (the “$7.5M Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which the Company has the right to sell to Lincoln Park up to $7,500,000 in shares of its common stock, par value $0.01 per share (“Common Stock”), subject to certain limitations.

Under the terms and subject to the conditions of the $7.5M Purchase Agreement, Lincoln Park will be obligated to purchase up to $7,500,000 in shares of Common Stock (subject to certain limitations) from time to time over the 36-month period commencing on the date that a registration statement on Form S-1 for the resale of such shares, which we must file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final and complete prospectus in connection therewith is filed. The Company does not have the right to commence any sales of Common Stock to Lincoln Park under the $7.5M Purchase Agreement until the SEC has declared effective the resale registration statement. After such registration statement is declared effective, the Company may direct Lincoln Park, from time to time, at its sole discretion and subject to certain conditions to purchase up to 200,000 shares of Common Stock, which amount may be increased in accordance with the $7.5M Purchase Agreement. The purchase price of shares of Common Stock related to the future funding will be based on the prevailing market prices of such shares at the time of sales without any fixed discount, and the Company will control the timing and amount of any sales of Common Stock to Lincoln Park. The Company’s sales of shares of Common Stock to Lincoln Park will be further limited to the maximum number of shares of Common Stock that it may issue without breaching its obligations under applicable rules of The NASDAQ Stock Market or obtaining stockholder approval under such rules. The shares offered and sold to Lincoln Park pursuant to the $7.5M Purchase Agreement have been offered and sold in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) thereof and Regulation D promulgated thereunder, based on the offering of such securities to one investor and the lack of any general solicitation or advertising in connection with such issuance, the representation of such investor to the Company that it was an accredited investor (as that term is defined in Rule 501 of Regulation D) and that it was purchasing the shares for its own account and without a view to distribute them, and the Company’s issuance of such securities as restricted securities.

As consideration for its commitment to purchase shares of Common Stock pursuant to the $7.5M Purchase Agreement, the Company has issued to Lincoln Park 470,711 shares of Common Stock. Such shares will be registered for resale on the registration statement that we must file pursuant to the $7.5M Purchase Agreement and the Registration Rights Agreement.

$2.5M Purchase Agreement

On December 15, 2011, the Company entered into a purchase agreement (the “$2.5M Purchase Agreement” and, together with the $7.5M Purchase Agreement, the “Purchase Agreements”), pursuant to which the Company has the right to sell to Lincoln Park up to $2,500,000 in shares of Common Stock, subject to certain limitations.

Pursuant to the $2.5M Purchase Agreement, upon the satisfaction of all of the conditions to the Company’s right to commence sales under the $2.5M Purchase Agreement (the “Commencement”), Lincoln Park is obligated to initially purchase 1,347,709 shares of Common Stock for gross proceeds of $500,000. Thereafter, beginning five business days after the date of the Commencement and up to an aggregate amount of $2,000,000 (subject to certain limitations), the Company has the right, from time to time, at its sole discretion and subject to certain conditions to direct Lincoln Park to purchase up to 200,000 shares of Common Stock, which amount may be increased in accordance with the $2.5M Purchase Agreement. The purchase price of shares of Common Stock related to the future funding will be based on the prevailing market prices of such shares at the time of sales without any fixed discount, and the Company will control the timing and amount of any sales of Common Stock to Lincoln Park. Additionally, the $2.5M Purchase Agreement limits the Company’s sales of Common Stock to Lincoln Park to (i) the maximum number of shares of Common Stock that the Company may issue without breaching its obligations under applicable rules of The NASDAQ Stock Market or obtaining stockholder approval under such rules, and (ii) the maximum number of shares of Common Stock that the Company may issue without exceeding the limitations set forth in General Instruction I.B.6. of Form S-3 and the interpretive guidance of the SEC applicable to these transactions.

As consideration for its commitment to purchase Common Stock under the $2.5M Purchase Agreement, we have issued to Lincoln Park an additional 156,904 shares of Common Stock.

All shares of Common Stock to be issued and sold to Lincoln Park under the $2.5M Purchase Agreement will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-158555), filed with the SEC in accordance with the provisions of the Securities Act and declared effective on March 8, 2009, as supplemented by the Company’s registration statement on Form S-3MEF (Registration No. 333-173826), which became effective upon filing on April 29, 2011 in accordance with Rule 462(b) of the Securities Act.

____________________________

The Purchase Agreements and the Registration Rights Agreement contain customary representations, warranties and agreements of the Company and Lincoln Park and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties. There is no upper limit on the price per share that Lincoln Park could be obligated to pay for Common Stock under the Purchase Agreements.  Lincoln Park shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below the floor price as set forth in the Purchase Agreements. The Company has the right to terminate the Purchase Agreements at any time, at no cost or penalty. Actual sales of shares of Common Stock to Lincoln Park under the Purchase Agreements will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

In connection with the sale of Common Stock to Lincoln Park pursuant to the Purchase Agreements, and subject to the Company’s receipt of written confirmation that the Corporate Finance Department of the Financial Industry Regulatory Authority, Inc. (“FINRA”) has determined not to raise any objection with respect to the fairness or reasonableness of the compensation terms of such arrangement, the Company will pay a cash fee to Wharton Capital Markets LLC (“Wharton”) pursuant to an Engagement Letter with Wharton dated December 8, 2011 (the “Engagement Letter”) in an amount equal to 6% of the Company’s aggregate gross proceeds from the issuance and sale of shares pursuant to its agreements with Lincoln Park. Such amounts will become due and payable to Wharton at the time that the Company actually receives funds from Lincoln Park for such sales provided that it has received such written confirmation of no objections from FINRA. No such amounts shall be paid to Wharton before the Company’s receipt of such written confirmation. Additionally, upon the Company’s receipt of such written confirmation of no objections from FINRA, it has agreed to issue to Wharton or its designee a warrant to purchase 200,000 shares of Common Stock with an exercise price of 110% of the closing sale price of the Common Stock on the date of the issuance of such warrant. Such warrant will be exercisable by Wharton no earlier than 6 months after the date of its issuance. Neither the warrant to be issued to Wharton nor the shares to be issued upon exercise thereof are to be registered for sale or resale under the Securities Act and will be issued in reliance on an exemption from registration under the Securities Act pursuant to Section 4(2) thereof based on the offering of such securities to one investor and the lack of any general solicitation or advertising in connection with such issuance and the Company’s issuance of such securities as restricted securities.

The Company intends to use the net proceeds from any sales of shares of Common Stock to Lincoln Park pursuant to the Purchase Agreements for general corporate purposes, which may include, among other things, sales and marketing efforts relating to the Company’s products and product candidates.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The $2.5M Purchase Agreement, the $7.5M Purchase Agreement, the Registration Rights Agreement and the Engagement Letter are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of such agreements and the transactions contemplated thereby is qualified in its entirety by reference to such exhibits. In addition, the Purchase Agreements have been included to provide investors with information regarding their terms. The Purchase Agreements are not intended to provide any other factual information about the Company. The Purchase Agreements contain representations and warranties that the Company has made to Lincoln Park. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the Company has provided to Lincoln Park in connection with signing the Purchase Agreements. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreements. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 1.02 Termination of Material Definitive Agreement.

Effective as of December 14, 2011, the Company terminated the Sales Agreement, dated April 29, 2011 (the “Sales Agreement”), with C. K. Cooper & Company, Inc (“CKCC”). Pursuant to the Sales Agreement, the Company was permitted to offer and sell shares of Common Stock up to an aggregate offering price of $7,000,000, from time to time, through CKCC. The sales of shares of Common Stock made under the Sales Agreement were made in “at the market” offerings, as defined in Rule 415 of the Securities Act. The Sales Agreement provided that the Company would pay to CKCC a fee, not to exceed, in the aggregate, 4.5% of the gross proceeds from the sale of Common Stock through CKCC.

The Company terminated the Sales Agreement in order to make available sufficient funds on its Registration Statement on Form S-3, as supplemented by its Registration Statement on Form S-3MEF for the issuance and sale of shares of Common Stock to Lincoln Park pursuant to the $2.5M Purchase Agreement. The terms and conditions of the Sales Agreement grant the Company the right to terminate the Sales Agreement in its sole discretion at any time after the date of such agreement.

Pursuant to the Company’s termination of the Sales Agreement, there will be no future sales of Common Stock by CKCC under the Sales Agreement. As of the effective date of the termination of the Sales Agreement, the Company has sold 3,973,664 shares of Common Stock under the Sales Agreement for aggregate gross proceeds of $4,326,000, less aggregate commissions of $195,000 to CKCC and other fees and expenses, for aggregate net proceeds to the Company of approximately $4,013,000.

Item 2.02 Results of Operations and Financial Condition.

On December 15, 2011, the Company issued a press release announcing its financial results for the fiscal quarter ended October 31, 2011. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the $7.5M Purchase Agreement, the Company offered and sold unregistered shares of Common Stock to Lincoln Park on December 14, 2011.  Additionally, pursuant to the Engagement Letter, and subject to the terms described in Item 1.01 above, the Company has agreed to issue to Wharton a warrant to purchase shares of Common Stock and neither the warrant nor the shares issuable upon exercise of the warrant ill be registered. Both such issuances are described in Item 1.01 above.

Item 8.01 Other Events.

On December 15, 2011, the Company issued a press release announcing the execution of the Purchase Agreements.  A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.		Description
5.1	*	Opinion of Morrison & Foerster LLP
10.1	*	Purchase Agreement, dated December 14, 2011, by and between Pure Bioscience, Inc. and Lincoln Park Capital Fund, LLC
10.2	*	Purchase Agreement, dated December 15, 2011, by and between Pure Bioscience, Inc. and Lincoln Park Capital Fund, LLC
10.3	*	Registration Rights Agreement, dated December 14, 2011, by and between Pure Bioscience, Inc. and Lincoln Park Capital Fund, LLC
10.4	*	Engagement Letter, dated December 8, 2011, by and between Pure Bioscience, Inc. and Wharton Capital Markets LLC
23.1	*	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)
99.1	*	Press release issued by Pure Bioscience, Inc. dated December 15, 2011
99.2	*	Press release issued by Pure Bioscience, Inc. dated December 15, 2011
________________
*           Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.
Dated: December 15, 2011	By:	/s/ Michael L. Krall
Michael L. Krall, Chief Executive Officer